Exhibit 99.1

12600 Hill Country Blvd. Suite R-100, Austin, Texas 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES PRICES PUBLIC OFFERING OF 6.45% SERIES D

CUMULATIVE REDEEMABLE PREFERRED STOCK

Austin, Texas, June 21, 2016  — Summit Hotel Properties, Inc. (NYSE: INN) (“the Company”) announced today that it has priced an underwritten public offering of 3,000,000 shares of its 6.45% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) at a public offering price of $25.00 per share, for gross proceeds of $75 million. The offering is expected to close on June 28, 2016, subject to customary closing conditions.

The Company expects to contribute the net proceeds from this offering to its operating partnership. The operating partnership intends to use the net proceeds to reduce the outstanding balance of its senior unsecured revolving credit facility and the balance for other general corporate purposes, which may include, among other things, redeeming the outstanding 9.25% Series A Preferred Stock on or after October 28, 2016, which is generally the date it becomes redeemable by the Company.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and RBC Capital Markets LLC are acting as joint book-running managers for the offering. The senior co-managers for the offering are Canaccord Genuity, Inc., Deutsche Bank Securities, Inc., KeyBanc Capital Markets, Inc. and PNC Capital Markets LLC. BB&T Capital Markets and JMP Securities LLC are acting as co-managers.

A registration statement relating to these preferred shares has been filed with the U.S. Securities and Exchange Commission and is effective. A copy of the final prospectus supplement (when available) and base prospectus relating to the shares may be obtained by contacting Merrill Lynch, Pierce, Fenner and Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, email: dg.prospectus_requests@baml.com, telephone: 1-800-294-1322; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Equity Syndicate, email: prospectus@raymondjames.com, telephone: 1-800-248-8863; Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, Attention: Syndicate Department, email: syndicate@rwbaird.com, telephone: 1-800-792-2473; or RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Prospectus Department, email: rbcnyfixedincomeprospectus@rbccm.com, telephone: 1-866-375-6829.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused primarily on owning premium-branded, select-service hotels in the Upscale segment of the lodging industry. As of June 21, 2016, the Company’s portfolio consisted of 80 hotels with a total of 10,716 guestrooms located in 23 states.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. For example, the fact that this offering has priced may imply that this offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Adam Wudel

Vice President — Finance

Summit Hotel Properties, Inc.

(512) 538-2325

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